UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2008

MIP SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	333-141927	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

421 West Wakara Suite 203 Salt Lake City, UT 84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 583-0195

1005 Terminal Way Suite 110 Reno, NV 89502
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

 On November 14, 2008, the Company’s current management team, following discussions with its Board of Directors and its auditors, concluded that the previously filed audited financial statements and other financial information as of and for the year ended December 31, 2007, issued with the Company’s Form 10-KSB filed with the Commission on March 31, 2008 should no longer be relied upon. Additionally, the previously filed reviewed financial statements and other financial information as of and for the periods ended March 31, 2008 and June 30, 2008, as filed on quarterly report Form 10-Qs with the Securities and Exchange Commission on May 15, 2008 and August 14, 2008, respectively, should no longer be relied upon.

The previously issued financial statements for December 31, 2007, have been restated to correct an error in the recognition of a license fee payable and license fee asset, and the associated amortization.  The Company failed to recognize both the license fee payable, the license fee asset and the amortization.  The effect of the restatement was to increase license fee payable by $80,000 and to increase license fee by $80,000, increase net loss by $8,487 and increase the accumulated deficit by $8,487.

The previously issued financial statements dated March 31, 2008, have been restated to correct an error in the recognition of a license fee payable and license fee asset. The Company failed to recognize the license fee payable, the license fee asset and the amortization.  The effect of the correction was to increase license fee payable by $10,000 and to increase license fee by $10,000 and increase net loss by $3,139 and increase the accumulated deficit by $3,139.

The previously issued financial statements dated June 30, 2008, have been restated to correct an error in the recognition of a license fee payable and license fee asset, The Company failed to recognize the license fee payable, the license fee asset and the amortization. Also, the Company failed to recognize an issuance of common stock for services. The effect of the restatement was to increase license fee payable by $10,000, increase license fee by $10,000 increase consulting expense by $61,000, increase common stock by $100, increase additional paid in capital by $60,900, and increase the net loss and accumulated deficit by $64,472.

The effect of the Company’s previously issued 2007 financial statements for the year ending December 31, 2007 is summarized as follows:

	Previously Reported	Increase (Decrease)	Restated

Current assets	17,611	-	17,611
PP&E	11,321	-	11,321
Other assets	60,218	71,513	131,731
Total assets	89,150	71,513	160,663
Current liabilities	285,306	80,000	365,306
Stockholders deficit	(196,156)	(8,487)	(204,643)
Total liabilities & Stockholders deficit	89,150	71,513	160,663

The effect of the Company’s previously issued financial statements for the period ending March 31, 2008 is summarized as follows:

	Previously Reported	Increase (Decrease)	Restated

Current assets	12,534	-	12,537
PP&E	10,631	-	10,631
Other assets	59,795	78,374	138,169
Total assets	82,960	78,374	161,334
Current liabilities	386,342	90,000	476,342
Stockholders deficit	(303,382)	(11,626)	(315,008)
Total liabilities & Stockholders deficit	82,960	78,374	161,334

The effect of the Company’s previously issued financial statements for the period ending June 30, 2008 is summarized as follows:

	Previously Reported	Increase (Decrease)	Restated

Current assets	10,404	-	10,404
PP&E	9,942	-	9,942
Other assets	59,952	84,902	144,854
Total assets	80,298	84,902	165,200
Current liabilities	210,644	99,999	310,643
Stockholders deficit	(130,346)	(15,097)	(145,443)
Total liabilities & Stockholders deficit	80,298	84,902	165,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MIP SOLUTIONS, INC.

Dated: May 18, 2009	By:	/s/ Jeff Lamberson
President